UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 16, 2013, the Board of Directors of Advaxis, Inc. fixed the number of Board members at six and appointed David Sidransky, M.D., age 53, as a Director to fill the newly created vacancy in accordance with the Bylaws. Dr. Sidransky will hold office until the next annual meeting of stockholders of the Registrant, subject to his earlier resignation or removal. Dr. Sidransky has not yet been appointed to any committee of our Board of Directors.

Dr. Sidransky will be eligible to receive compensation for his service as a Director of our company under our current non-employee Director compensation policy. Our current non-employee Director compensation policy provides for the payment of fees, of which at least 50% must be in our common stock. At the beginning of each fiscal year, each Director elects the dollar value of the portion to be paid in stock. Non-employee Directors are also eligible to receive non-qualified stock options under our 2011 Omnibus Incentive Plan for Board or committee meetings attended.

Item 7.01.	Regulation FD Disclosure

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On July 16, 2013, Advaxis, Inc. announced via press release the appointment of Dr. David Sidransky to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits

The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Description
99.1	Press release dated July 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Mark Rosenblum
	Name:	Mark Rosenblum
	Title	Chief Financial Officer

Date: July 19, 2013